Exhibit A

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of the Common Stock, $0.01 par value per share, of Express, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1).  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 14, 2011

Limited Brands, Inc.

By:	/s/ Timothy J. Faber
	Name:	Timothy J. Faber
	Title:	Senior Vice President -Treasury, Mergers, Acquisitions

Intimate Brands, Inc.

By:	/s/ Luis F. Machado
	Name:	Luis F. Machado
	Title:	Senior Vice President - Legal

Intimate Brands Holding, LLC

By:	/s/ Luis F. Machado
	Name:	Luis F. Machado
	Title:	Senior Vice President - Legal

Limited Brands Store Operations, Inc.

By:	/s/ Luis F. Machado
	Name:	Luis F. Machado
	Title:	Senior Vice President - Legal

EXP Investments, Inc.

By:	/s/ Luis F. Machado
	Name:	Luis F. Machado
	Title:	Senior Vice President - Legal

American Apparel Investments, Inc.

By:	/s/ Luis F. Machado
	Name:	Luis F. Machado
	Title:	Senior Vice President - Legal